Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Kevin J. Hayes
SVP/General Counsel, Secretary & Chief
Governance Officer
717.339.5161
khayes@acnb.com

ACNB CORPORATION INCREASES
QUARTERLY CASH DIVIDEND

GETTYSBURG, PA, October 19, 2023 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced today that the Board of Directors approved and declared a regular quarterly cash dividend of $0.30 per share of ACNB Corporation common stock payable on December 15, 2023, to shareholders of record as of December 1, 2023. This per share amount reflects a 7.1% increase, or $0.02, over the prior quarter’s cash dividend of $0.28 per share of common stock. This action marks the Corporation’s 164th consecutive quarterly cash dividend to shareholders since its formation in 1982.
With this fourth quarter dividend, the regular quarterly cash dividends paid to shareholders for the year of 2023 will total $1.14 per common share. This per share amount will result in a total of more than $9.6 million paid to shareholders for 2023. In comparison to a year ago, ACNB Corporation paid a total of $1.06 per common share in 2022 and an aggregate of more than $9.1 million during the same period. Over the past six years, the annual amount of dividends paid per share of common stock has increased 42.5% from $0.80 in 2017 to $1.14 in 2023.
Speaking on behalf of the Corporation, James P. Helt, President & Chief Executive Officer, stated, “In continuing ACNB Corporation’s long-standing history of providing a quarterly cash dividend, the

ACNB Corporation
Press Release/2023 Fourth Quarter Cash Dividend
October 19, 2023

Board of Directors voted to increase the quarterly cash dividend to $0.30 per common share. This action reflects our ongoing and long-term commitment to maximizing shareholder value by returning profits through the form of a sustainable and growing dividend. Providing a competitive return on the investment of the Corporation’s shareholders is fundamental and clearly evidenced by our solid quarterly dividend payments over a history of decades. This increase is founded on ACNB Corporation’s strong 2023 financial performance and capital position.”
Mr. Helt continued, “As we approach year-end 2023, ACNB Corporation remains dedicated to executing on its strategic plan of robust capital allocation while maintaining a strong operational focus on sustained profitability, credit quality, and customer relationship enhancement. At ACNB Corporation, our vision is to be the independent financial services provider of choice in the communities served by building relationships and finding solutions. Our staff members at ACNB Bank and ACNB Insurance Services, Inc. continue to embrace this vision every day for the benefit of our customers and shareholders.”
ACNB Corporation, headquartered in Gettysburg, PA, is the independent $2.4 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 26 community banking offices and three loan offices located in the Pennsylvania counties of Adams, Cumberland, Franklin, Lancaster and York and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit investor.acnb.com.
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ACNB Corporation
Press Release/2023 Fourth Quarter Cash Dividend
October 19, 2023

FORWARD-LOOKING STATEMENTS - In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2023-20
October 19, 2023